SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549


Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities
Act of 1934

Date of Report (date of earliest event reported):  July 8, 1998

Mallon Resources Corporation
(exact name of registrant as specified in its charter)

     Colorado                0-17267            84-1095959
(State or other            (Commission       (I.R.S. Employer
jurisdiction                File Number)     Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado       80202
(address of principal executive offices)           (zip code)

Registrant's telephone number, including area code:  (303) 293-2333 not applicable
(former name or former address, if changed since last report)


Item 5.  Other Events

Mallon Resources Corporation (the "Company") issued the following press release, dated July 8, 1998, the text of which follows:

     Denver, Colorado -- Mallon Resources Corporation (Nasdaq:
"MLRC") reported that its former majority-owned subsidiary, Laguna Gold Company, has announced its private placement of $6.5 million of 10% corporate notes due June 2001. The placement also included the issuance of warrants to purchase 11 million shares of Laguna stock, which gives the investors the right to purchase an approximate 29% equity stake in Laguna. According to Laguna, the funds raised will be used to develop and place on production its Rio Chiquito gold mine in Costa Rica.

     Mallon owns approximately 12.3 million shares of Laguna common stock, which constitute approximately 46% of the currently outstanding Laguna shares.

     Mallon Resources Corporation is a Denver, Colorado, based oil and gas exploration and production company operating primarily in the San Juan and Delaware Basins of New Mexico. Mallon's Common
Stock is quoted on Nasdaq under the symbol "MLRC."


                         Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Mallon Resources Corporation


July 14, 1998            By: _/s/ Roy K. Ross__________________
                              Roy K. Ross, Executive Vice President